                                                                Exhibit 99.2

News Release                                                       [LUCENT LOGO]
                                                             Lucent Technologies
                                                           Bell Labs Innovations



Media Inquiries                                 Investor Inquiries
Mary Lou Ambrus                                 MaryAnn Niebojeski
908-582-3060 (office)                           908-582-7793 (office)
908-239-6654 (cell)                             888-264-8403 (pager)
mambrus@lucent.com                              mn36@lucent.com

Frank Briamonte                                 Dina Fede
908-582-3193 (office)                           908-582-0366 (office)
800-607-9849 (pager)                            888-417-3212 (pager)
fbriamonte@lucent.com                           fede@lucent.com


LUCENT TECHNOLOGIES RAISES $1.525 BILLION THROUGH CONVERTIBLE SENIOR
DEBT OFFERING

FOR RELEASE: Thursday, May 29, 2003
-----------------------------------

     MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) today announced that it has raised $1.525 billion through a public offering of convertible senior debt, which was priced at $1,000 per security. The company expects to apply the net proceeds toward the repayment or possible repurchase of certain short- and medium-term obligations over time, as well as for general corporate purposes.

     The offering, which was made off of the company's existing universal shelf registration statement, consists of two series of debt.

     The first series has a maturity date of 2023. These securities have an interest rate of 2.75 percent and are convertible into Lucent common stock at a conversion price of $3.34 per share, which represents a 48 percent conversion premium over today's closing price. Investors will have the option to redeem the securities in 2010, 2015 and 2020.

     The second series has a maturity date of 2025. These securities have an interest rate of 2.75 percent and are convertible into Lucent common stock at a conversion price of $3.12 per share, which represents a 38 percent conversion premium over today's closing price. Investors will have the option to redeem these securities in 2013 and 2019.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A prospectus related to this offering may be obtained from Citigroup Global Markets, Equity Syndicate Desk, 388 Greenwich Street, New York, N.Y., or J.P. Morgan Securities, 277 Park Avenue, New York, N.Y.

     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.
            ---------------------

     This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; continued net losses may reduce or impair our legally available surplus; our ability to realize the benefits we expect from our strategic direction and restructuring program; the impact of the substantial amount of our debt on our business; our ability to secure additional sources of funds on reasonable terms; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our reliance on third parties to manufacture most of our products; the cost and other risks inherent in our long-term sales agreements; our product portfolio and ability to keep pace with technological advances in our industry; the complexity of our products; our ability to retain and recruit key personnel; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; changes in environmental health and safety law; changes to existing regulations or technical standards; the social, political and economic risks of our foreign operations; and the costs and risks associated with our pension and postretirement benefit obligations. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                     # # #